                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          HOLMES PROTECTION GROUP, INC.
                (Name of Registrant as Specified in Its Charter)
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                                               [GRAPHIC OMITTED]


                         HOLMES PROTECTION GROUP, INC.
                               440 Ninth Avenue
                         New York, New York 10001-1695

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Holmes Protection Group, Inc.:

     The Annual Meeting of Stockholders of Holmes Protection Group, Inc. (the "Company") will be held at the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036, at 10:00 a.m., local time, on Thursday, May 22, 1997, for the following purposes:

   1. To elect three directors to the Board of Directors for three-year terms.

   2. To ratify the appointment of Arthur Andersen LLP as the independent accountants for the Company for the year ending December 31, 1997.

  3.  To transact such other business as may properly come before the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on April 18, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 440 Ninth Avenue, New York, New York 10001-1695.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.



                                          By Order of the Board of Directors






                                          /s/ Dennis M. Stern
                                          -------------------------------
                                          Secretary
New York, New York
April 30, 1997

                         HOLMES PROTECTION GROUP, INC.
                               440 Ninth Avenue
                         New York, New York 10001-1695
                                (212) 760-0630

                            ---------------------
                                PROXY STATEMENT
                            ---------------------

     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of Holmes Protection Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036, at 10:00 a.m., local time, on Thursday, May 22, 1997, and any adjournment thereof.

                          VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons who hold stock in their names or custody, or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies. The Company may reimburse such persons for their expenses in connection with such request.

     One-third of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), present, in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting, is required for election of the nominees as directors as set forth in Proposal 1. In all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present, in person or represented by proxy at the Annual Meeting, is required for adoption of such matters, unless the vote of a greater number is required by the Company's Charter, the Company's Amended and Restated By-Laws (the "By-Laws") or the General Corporation Law of the State of Delaware.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention (except in the case of election of directors) with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent accountants. With respect to all other matters to be voted on by stockholders at the Annual Meeting, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted (i) FOR the election of the Board of Directors' nominees for directors as set forth in Proposal 1, (ii) FOR the ratification of Arthur Andersen LLP as the independent accountants for the Company for the year ending December 31, 1997 as set forth in Proposal 2, and
(iii) in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the office of the Secretary of the Company, executing and delivering to the Company a later-dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on April 18, 1997, 5,872,537 shares of Common Stock were outstanding and eligible for voting at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

   This proxy material is being mailed to stockholders commencing on or about April 30, 1997.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     In accordance with the Charter and the By-Laws, the Company's Board of Directors is divided into three classes of directors, designated as Class A, Class B and Class C, serving staggered three-year terms. The By-Laws provide that each director serves from the date of his election until the annual meeting of stockholders held in the third year following the year of his election and until his successor is elected and qualified. The total number of directors, and the number of directors in any class, may be increased or decreased by a resolution adopted by a vote of three-quarters of the entire Board of Directors. The number of directors is fixed at nine; however, only eight directors are currently serving on the Board of Directors and one vacant seat exists. The Company has no immediate plans to fill such vacant seat on the Board of Directors.

     For re-election to the Board of Directors as Class C directors for full three-year terms expiring in 2000, the Board of Directors has nominated the following individuals, each a current Class C director:

                                MARK S. HAUSER
                               WILLIAM P. LYONS
                              DAVID JAN MITCHELL

     The persons named in the accompanying proxy intend to vote for the election as director of the three nominees listed above. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company, and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company.

Directors and Officers of the Company

     The current directors and executive officers of the Company, their positions held with the Company, their ages, and for directors, their class and the year their term as director expires, are as follows:

                                                                                                     Class/Expiration
                                                                                                       of Term as
              Name                     Age                        Positions                             Director
              ----                    ------                      ---------                         ------------------
George V. Flagg  ..................    55       President, Chief Executive Officer and Director      Class B/1999
James L. Boehme  ..................    48       Executive Vice President -- Sales and
                                                 Marketing
Dennis M. Stern  ..................    55       Senior Vice President, General Counsel and
                                                 Secretary
Glenn C. Riker   ..................    52       Senior Vice President -- Human Resources
                                                 and Assistant Secretary
Lawrence R. Irving  ...............    40       Vice President -- Finance
Pierre Besuchet(2)(3)  ............    63       Director                                             Class A/1998
Daniel T. Carroll(1)(2)   .........    71       Director                                             Class A/1998
Lawrence R. Glenn(1)(3)(4)   ......    58       Director                                             Class B/1999
Mark S. Hauser(1)(3)(5)   .........    39       Director, Vice Chairman of the Board                 Class C/1997
William P. Lyons(5) ...............    55       Director, Chairman of the Board                      Class C/1997
David Jan Mitchell(2)(3)(5)  ......    35       Director                                             Class C/1997
Edward L. Palmer(1)(2)(4) .........    79       Director                                             Class B/1999

------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Retirement Benefits Committee.

(4) In 1992, the Company effected a financial restructuring pursuant to the Exchange Agreement, dated as of December 18, 1991, as amended (the "Exchange Agreement"), between the Company and seven U.S. insurance companies and other institutions (together, the "Institutions"), including John Hancock Mutual Life Insurance Company and The Mutual Life Insurance Company of New York, whereby, in exchange for satisfaction of $72.6 million of loans to the Company from the Institutions, the Institutions received cash, shares of Common Stock and warrants to purchase shares of Common Stock. In connection therewith, the Institutions also received the right to nominate three directors of the Company ("Institution-Nominees"), subject to adjustment based on their percentage ownership of total Common Stock. As of the date hereof, the Institutions have the right to nominate two directors. Messrs. Glenn and Palmer are Institution-Nominees. Based solely on the Company's records, the Company believes that the Institutions hold an aggregate of 1,498,105 shares of Common Stock. See "Nomination of Certain Directors."

(5) In 1994, pursuant to the Investment Agreement, dated as of June 29, 1994, (the "Investment Agreement") between the Company and HP Partners L.P., a Delaware limited partnership ("HP Partners" or the "Investor"), the Investor purchased shares of Common Stock and warrants to purchase shares of Common Stock in exchange for an aggregate consideration of $10 million. In connection therewith, the Investor received the right to nominate four directors ("Investor-Nominees"), subject to adjustment based on the number of Institution- Nominees and the Investor's percentage ownership of total Common Stock. As of the date hereof, the Investors have the right to nominate three directors. Messrs. Hauser, Lyons and Mitchell are Investor-Nominees. Based on the Company's records and filings with the Securities and Exchange Commission, the Company believes that the Investor holds 2,201,600 shares of Common Stock. See "Nomination of Certain Directors" and "Security Ownership of Certain Beneficial Owners and Management."

     The following is a brief summary of the background of each director and executive officer of the Company:

     George V. Flagg. Mr. Flagg joined the Company on January 8, 1996 as President and Chief Executive Officer. Prior thereto, from September 1985 to December 1995, Mr. Flagg served in various executive capacities at The National Guardian Corporation, a security alarm services company ("National Guardian"), and most recently as President (from May 1986 to December 1995) and Chief Executive Officer (from May 1991 to December 1995). Mr. Flagg became a director of the Company in May 1996.

     James L. Boehme. Mr. Boehme was appointed Executive Vice President - Sales and Marketing of the Company on January 8, 1996. Prior thereto, from March 1988 to December 1995, Mr. Boehme served in various executive capacities at National Guardian, and most recently as Senior Vice President, Sales and Marketing (from June 1994 to December 1995) and Vice President, Sales and Marketing (from January 1990 to June 1994).

     Dennis M. Stern. Mr. Stern joined the Company in December 1996 as Senior Vice President, General Counsel and Secretary. Prior thereto, from December 1995 to December 1996, Mr. Stern was engaged in the private practice of law and associated with the law firm of Buchanan Ingersall. From March 1983 to December 1995, Mr. Stern served in various executive capacities with National Guardian, serving as Executive Vice President, General Counsel and Secretary from August 1984 to December 1995.

     Glenn C. Riker. Mr. Riker has been with the Company since December 1989, starting as Director of Human Resources and currently serving as Senior Vice President of Human Resources and Assistant Secretary. Prior to joining the Company, Mr. Riker was Vice President of Human Resources at Atlas Copco North America, Inc., a manufacturer of industrial equipment.

     Lawrence R. Irving. Mr. Irving joined the Company in May 1996 as Vice President - Finance. From July 1995 to April 1996, Mr. Irving served as Controller, and then as Vice President-Finance and Treasurer, respectively, of Centennial Security Holdings, Inc., a security alarm services company. Prior thereto, from April 1987 to June 1995, Mr. Irving served as Assistant Controller, and then as Assistant Vice President/Assistant Controller, respectively, of National Guardian.

     Pierre Besuchet. Mr. Besuchet has been a director since 1991. Mr. Besuchet has been the President of Gerant des Fortunes, a Swiss investment management company since 1983. He is also a non-executive director of Faisal Finance (Switzerland) S.A., a Swiss investment firm.

     Daniel T. Carroll. Mr. Carroll has been a director since June 1996. Since 1982, Mr. Carroll has been the Chairman of The Carroll Group, a management consulting company. He is also a director of A.M. Castle & Co., American Woodmark Corporation, Aon Incorporated, Comshare, Inc., Diebold Incorporated, Oshkosh Truck Corporation, Recombinant Biocatalyst Inc., Wolverine World Wide, Inc. and Woodhead Industries Inc.

     Lawrence R. Glenn. Mr. Glenn has been a director since February 1996. Since 1995, Mr. Glenn has been Chairman of J.W. Goddard and Company, a privately owned investment company dealing in real estate, corporate finance and financial advisory services. Mr. Glenn is the retired former Chairman of the Credit Policy Committee of Citicorp and Citibank, N.A. He is also a director of First Bank of Americas and Gerber Childrenswear Holdings, Inc.

     Mark S. Hauser. Mr. Hauser has been a director since 1994. He was elected Vice Chairman of the Board of Directors in May 1995. He is the founder and, since 1991, has been a Managing Director of Tamarix Capital Corporation, a New York-based private investment banking firm. Prior thereto, Mr. Hauser was a Managing Director at Hauser, Richards & Co., and Ocean Capital Corporation, private international investment banking firms. He is also a director of ICC Technologies, Inc. and EA Industries, Inc.

     William P. Lyons. Mr. Lyons has been a director since 1994. He was elected Chairman of the Board of Directors in May 1995. He has been President and Chief Executive Officer of William P. Lyons and Co., Inc., a private investment firm, since 1975. From 1992 to 1995, Mr. Lyons served as Chairman of JVL Corp., a pharmaceutical manufacturer, and from 1988 to 1991, he served as Chairman and Chief Executive Officer of Duro-Test Corporation, a manufacturer of specialty lighting products. Mr. Lyons was an adjunct Professor of Management and Law at Yale University from 1973 to 1989. Mr. Lyons is also a director of Lydall, Inc., Video Lottery Technologies, Inc. and Keystone Consolidated Industries, Inc.

     David Jan Mitchell. Mr. Mitchell has been a director since 1994. Since January 1991, Mr. Mitchell has been President of Mitchell & Company, Ltd., a New York-based private merchant banking company he founded. Since March 1992, Mr. Mitchell has been a partner of Pertherton Capital Corporation, a privately held real estate investment company. From April 1988 to December 1990, Mr. Mitchell served as a managing principal and a director of Rodman & Renshaw, Inc., a publicly traded investment banking and brokerage firm. Mr. Mitchell also serves as a director of Kellstrom Industries, Inc. and Bogen Communications International.

     Edward L. Palmer. Mr. Palmer has been a director since 1992. He is the retired Chairman of the Executive Committee of Citicorp and Citibank, N.A. Mr. Palmer's current directorships include Devon Group, Inc., Sun-Resorts Ltd. N.V., FondElec Group, and Energy Services International Corporation. Mr. Palmer has also served on the board of directors of several U.S. and international corporations.

Nomination of Certain Directors

     As described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company is party to the following agreements which entitle certain stockholders to nominate members of the Board of Directors: (i) the Exchange Agreement and (ii) the Investment Agreement. Based on their aggregate percentage share ownership, the Institutions currently have a right to nominate two directors. Messrs. Palmer and Glenn were initially nominated by the Institutions and appointed to the Board of Directors on November 30, 1992 and February 8, 1996, respectively, in accordance with the terms of the Exchange Agreement. The Investor currently has a right to nominate three directors. Messrs. Hauser, Lyons and Mitchell were nominated by the Investor and elected to the Board of Directors on July 29, 1994 in accordance with the terms of the Investment Agreement. The Investor previously had the right to nominate four directors. However, as a result of the Company's public offering of Common Stock in September 1996, the number of directors the Investor was entitled to nominate to the Board of Directors was reduced from four to three. In connection therewith, William Spier (a former director who was elected to the Board of Directors as a nominee of the Investor) resigned from the Board of Directors on September 30, 1996. Messrs. Hauser, Mitchell and Spier are stockholders and directors of the general partner of HP Partners and Messrs. Mitchell and Spier are also limited partners of HP Partners. See Footnotes (4) and (5) to the table included in "Directors and Officers of the Company," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions."

     Additionally, under the terms of the Holmes Protection Group, Inc. 1996 Stock Incentive Plan (the "1996 Plan"), each director, other than a director first elected within twelve months of this Annual Meeting will be granted an option to purchase 1,000 shares of Common Stock immediately following each Annual Meeting of Stockholders, commencing with this Annual Meeting.

Committees of the Board of Directors; Board of Directors Meetings

     The Board of Directors has established an audit, a compensation and a retirement benefits committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. The Company's Board of Directors held eight meetings during the fiscal year ended December 31, 1996. The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors. All directors attended at least 75% of the meetings held by the Board of Directors and by the committees on which they served during 1996.

     The Audit Committee currently consists of Messrs. Carroll, Glenn, Hauser and Palmer (Chairman). The Audit Committee held three meetings during 1996. The Audit Committee reviews the scope and results of the audit and other services performed by the Company's independent accountants.

     The Compensation Committee currently consists of Messrs. Besuchet, Carroll (Chairman), Mitchell and Palmer. The Compensation Committee held one meeting during 1996. This Committee establishes objectives for the Company's senior executive officers and sets the compensation of directors, executive officers and other employees of the Company. It is also charged with the administration of the Company's employee benefit plans, including stock options plans.

     The Retirement Benefits Committee currently consists of Messrs. Besuchet, Glenn, Hauser (Chairman) and Mitchell. The Retirement Benefits Committee held one meeting during 1996. The Retirement Benefits Committee provides oversight for the Company's pension and retirement benefit plans.

Compensation of Directors

     Each non-employee director receives an annual director's fee of $15,000 (except for the Chairman who receives an annual fee of $25,000) and a fee of either $500 per day for attending, in person, meetings of the Board of Directors or committees of the Board of Directors, or $250 per day for participating in such meetings by telephone; and are reimbursed for their reasonable expenses incurred in connection with attendance at or participation in such meetings. In addition, under the 1996 Plan, each non-employee director who was a director of the Company on December 4, 1995 was granted an option to purchase 25,000 shares of Common Stock. Messrs. Glenn and Carroll were each granted an option to purchase 25,000 shares of Common Stock on February 8, 1996 and June 27, 1996, respectively, at the time of their respective appointments to the Board of Directors. Such grants were approved by the stockholders of the Company in connection with stockholder approval of the 1996 Plan at the 1996 Annual Meeting of Stockholders in December 1996. Additionally, under the terms of the 1996 Plan, each director, other than a director first elected within twelve months prior to this Annual Meeting, will be granted an option to purchase 1,000 shares of Common Stock immediately following each Annual Stockholders Meeting, commencing with this Annual Meeting.

     Directors who are employees of the Company receive no additional compensation for their services as directors. However, such directors are reimbursed for their reasonable expenses incurred in connection with attendance at or participation in meetings of the Board of Directors or committees of the Board of Directors.

     The Board of Directors recommends a vote FOR the approval of the nominees for election as directors.

                                  PROPOSAL 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1997, and to render other professional services as required.

     The appointment of Arthur Andersen LLP is being submitted to stockholders for ratification.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of Arthur Andersen LLP as independent accountants of the Company, which is designated as Proposal 2 on the enclosed proxy card.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership, as of April 18, 1997, of the Common Stock by (i) any person known by the Company to beneficially own more than 5% of the outstanding Common Stock;
(ii) each director of the Company; (iii) the Company's Chief Executive Officer and each of the four most highly compensated executive officers (collectively, the "Named Officers") whose total salaries and bonuses exceed $100,000 for services rendered to the Company during the last fiscal year; and (iv) all directors and executive officers of the Company as a group, including the Named Officers. All share and warrant amounts and related exercise prices have been adjusted to give effect to the one-for-fourteen reverse stock split of the Common Stock completed on March 27, 1995. On April 18, 1997, there were 5,872,537 shares of Common Stock issued and outstanding.

                                                             Number of Shares Common
               Name of Beneficial Owner                    Stock Beneficially Owned(1)      Percentage Ownership(1)
               ------------------------                   ------------------------------   -------------------------
HP Partners L.P.(2) ....................................                2,201,600                       32.5%
 c/o HP Management, Inc.
 444 Madison Avenue, 38th Floor
 New York, New York 10022
John Hancock Mutual Life Insurance Company(2)  .........                  639,500                       10.8%
  John Hancock Place
 P.O. Box 111
 Boston, MA 02117
The Mutual Life Insurance Company of New York(2)  ......                  399,845                        6.8%
 1740 Broadway
 New York, New York 10019
TJS Partners, L.P.(2)  .................................                  399,000                        6.8%
 52 Vanderbilt Avenue, 5th Floor
 New York, New York 10017
Stephen Feinberg(2) ....................................                  389,000                        6.6%
 950 Third Avenue, 20th Floor
 New York, New York 10022
Pierre Besuchet(3)(6)(7)  ..............................                   44,048                          *
James L. Boehme(6)(7)  .................................                   78,000                        1.3%
Daniel T. Carroll(6)(7)   ..............................                   27,000                          *
George V. Flagg(6)(7)  .................................                  110,000                        1.8%
Lawrence R. Glenn(6)(7)(8)   ...........................                   25,000                          *
Mark S. Hauser(4)(6)(7)   ..............................                2,241,600                       34.0%
Lawrence R. Irving (6)(7) ..............................                   10,000                          *
William P. Lyons(4)(6)(7) ..............................                2,305,600                       34.7%
David Jan Mitchell(4)(6)(7)  ...........................                2,259,600                       34.2%
Edward L. Palmer(6)(7)(8) ..............................                   26,464                          *
Glenn C. Riker(5)   ....................................                    6,427                          *
All directors and officers as a group
 (12 persons)(3)(4)(5)(6) ..............................                2,735,539                       38.9%

------------
* Represents less than 1% of outstanding Common Stock.

(1) Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned, except as otherwise noted in the footnotes to this table. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire on or within 60 days of April 18, 1997. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named above, any shares which such person has or has the right to acquire on or within 60 days after April 18, 1997 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) With respect to warrants held by the Institutions, including John Hancock Mutual Life Insurance Company and The Mutual Life Insurance Company, such warrants have been adjusted (subject to notification of the Institutions) in accordance with the anti-dilution provisions contained therein to increase the number of shares purchasable and to reduce the exercise thereof. Includes shares issuable upon the exercise of warrants having a current exercise price of $10.17 per share, as follows: John Hancock Mutual Life Insurance Company and affiliates - 71,799; and The Mutual Life Insurance Company of New York and affiliates - 44,893. With respect to HP Partners, includes 685,714 shares of Common Stock issuable upon the exercise of warrants having a current exercise price of $4.58 per share. The information in the foregoing table and in this note is based on the Company's records and on either a Schedule 13D or a Schedule 13G filed with the Securities and Exchange Commission by each of the following stockholders and dated as indicated: HP Partners, dated January 20, 1995; John Hancock Mutual Life Insurance Company, dated January 16, 1996; The Mutual Life Insurance Company of New York, dated March 2, 1995; TJS Partners, L.P., dated June 17, 1996; and Stephen Feinberg, dated October 11, 1996. The Schedule 13D filed by TJS Partners, L.P. states that TJS Management, L.P., TJS Corporation, and Thomas
    J. Salvatore may be deemed to own beneficially the shares owned beneficially by TJS Partners, L.P.

(3) Excludes vested options to purchase 17,884 shares of Common Stock granted to Mr. Besuchet under the Company's 1992 Directors' Option Plan (the "Directors Plan"). Grants of stock options are no longer permitted under the Directors Plan. Such options have a current exercise price of $13.97 per share, however, they become exercisable only if the price per share of the Common Stock on the Nasdaq National Market is not less than $24.45 for 30 consecutive trading days. Such condition had not been met as of April 18, 1997.

(4) Includes 1,515,886 shares of Common Stock and warrants to purchase 685,714 shares of Common Stock owned by HP Partners. Messrs. Hauser, Mitchell and Spier (a former director of the Company who resigned on September 30, 1996) are stockholders and directors of the general partner of HP Partners and Messrs. Mitchell and Spier are also limited partners of HP Partners. Messrs. Hauser, Mitchell and Spier are also the sole stockholders of the special limited partner of HP Partners which is entitled to various rights relating to 285,714 of the partnership's warrants. Pursuant to HP Partners' partnership agreement, Mr. Lyons has an arrangement to participate in any economic benefit which Mr. Spier obtains as a result of Mr. Spier's shareholding interest in such general partner. See "Certain Transactions."

(5) Includes vested options granted under the Company's Amended and Restated Senior Executives' Option Plan (the "Executive Plan") to Mr. Riker to purchase 4,427 shares of Common Stock, at an exercise price of $7.28 per share. These options become exercisable only if the price per share of the Common Stock on the Nasdaq National Market is not less than $13.30 for 30 consecutive trading days. Such condition had been met as of April 18, 1997. Also includes vested options granted under the 1996 Plan to Mr. Riker to purchase 2,000 shares of Common Stock. Excludes options granted to Mr. Riker under the 1994 Plan and the 1996 Plan which have not yet vested to purchase 4,427 and 8,000 shares of Common Stock, respectively.

(6) Includes vested options granted under the 1996 Plan to each of Messrs. Besuchet, Carroll, Glenn, Hauser, Lyons, Mitchell, Palmer, Flagg, Boehme, Irving and Stern to purchase 25,000, 25,000, 25,000, 40,000, 85,000, 55,000,
    25,000, 104,000, 78,000, 10,000 and 5,000 shares of Common Stock, respectively. Excludes options granted under the 1996 Plan which have not yet vested to each of Messrs. Flagg, Boehme, Irving and Stern to purchase 156,000, 117,000, 15,000 and 20,000 shares of Common Stock, respectively.

(7) The address of such stockholder is: c/o Holmes Protection Group, Inc., 440 Ninth Avenue, New York, New York 10001-1695.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth a summary of annual and long-term compensation earned by or paid to the Named Officers for services rendered to the Company during each of the last three fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                       Compensation
                                                           Annual                         Awards
                                           --------------------------------------   ----------------------
                                                                                        Securities
                                                                  Other Annual      Underlying Options/       All Other
                                           Salary      Bonus      Compensation             SARs              Compensation
 Name and Principal Position      Year      ($)         ($)           ($)                   (#)                ($)(1)
------------------------------   -------   ---------   --------   ---------------   ----------------------   --------------
George V. Flagg   ............    1994     $    --          --          $   --                    --               $  --
President and                     1995          --          --              --                    --                  --
Chief Executive Officer           1996     196,154          --          12,750               260,000(2)            4,763

James L. Boehme   ............    1994     $    --          --              --                    --                  --
Executive Vice President -        1995          --          --              --                    --                  --
Sales and Marketing               1996     147,115          --          12,750               195,000(2)            4,748

Glenn C. Riker ...............    1994      88,150      12,782          13,000                 8,854(3)            3,209
Senior Vice President-            1995      91,260      20,716          13,000                    --               3,476
Human Resources                   1996      93,445       9,125          13,000                10,000(4)            3,691

Lawrence R. Irving   .........    1994          --          --              --                    --                  --
Vice President - Finance          1995          --          --              --                    --                  --
                                  1996      68,654      20,000          31,800                25,000(5)               --

------------
(1) Represents matching contributions by the Company under the Company's 401(k) Plan. 20% of accrued matching contributions become vested on each of the second through sixth anniversaries of employment and are fully vested thereafter.

(2) Represents a grant of stock options made in January 1996 under the 1996 Plan, subject to approval, which was granted, of the 1996 Plan by stockholders of the Company at the 1996 Annual Meeting of Stockholders in December 1996.

(3) 1994 option grants replaced a like number of options previously granted under the Executive Plan to Mr. Riker in 1992.

(4) Represents a grant of stock options made in December 1995 under the 1996 Plan, subject to approval, which was granted, of the 1996 Plan by stockholders of the Company at the 1996 Annual Meeting of Stockholders in December 1996.

(5) Represents a grant of stock options made in May 1996 under the 1996 Plan, subject to approval, which was granted, of the 1996 Plan by stockholders of the Company at the 1996 Annual Meeting of Stockholders in December 1996.

     All information under "Executive Compensation" herein relating to stock options (except for those granted under the 1996 Plan) and related exercise and hurdle prices have been adjusted to give effect to the one-for-fourteen reverse stock split of the Common Stock effected on March 27, 1995.

     The following table contains information concerning the grant of stock options made to the Named Officers during the fiscal year ended December 31, 1996 under the Executive Plan or the 1996 Plan:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                   Individual Grants
                                               ----------------------------------------------------------
                               Number of           Percent of
                               Securities       Total Option/SARs                            Market
                               Underlying          Granted to         Exercise or Base      Price on
                             Optionals/SARs       Employees in             Price           Grant Date
Name                          Granted (#)          Fiscal Year           ($/sh)(1)           ($/sh)
----                        -----------------  --------------------  -------------------  -------------
George V. Flagg  .........      260,000               25.9%           $6.00-$10.00(3)        $6.00
James L. Boehme  .........      195,000               19.5%           $6.00-$10.00(3)        $6.00
Glenn C. Riker   .........       10,000                1.0%               $12.00            $12.00
Lawrence R. Irving  ......       25,000                2.5%                $8.50             $8.50



                                                   Potential
                                                Realizable Value
                                                   at Assumed
                                                     Annual
                                                    Rates of
                                                  Stock Price
                                                Appreciation For
                                                 Option Term(2)
                             Expiration     -------------------------
Name                            Date           5%           10%
----                         -------------  -----------  ------------
George V. Flagg  .........    1/7/2006      $962,893     $2,312,485
James L. Boehme  .........    1/7/2006      $722,170     $1,734,364
Glenn C. Riker   .........   11/4/2006      $75,467      $191,249
Lawrence R. Irving  ......    5/5/2006      133,640      $338,670

------------

(1) Once vested, all options which have been granted under the Executive Plan become exercisable only if the price per share of the Common Stock on the Nasdaq National Market is not less than $13.30 for 30 consecutive trading days. Such condition had been met as of April 18, 1997. The 1996 Plan was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders in December 1996.

(2) Amounts indicated under the "Potential Realizable Value" columns above have been calculated by multiplying the market price on the date of grant by the annual appreciation rate shown (compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options.

(3) Upon shareholder approval of the 1996 Plan at the 1996 Annual Meeting of Stockholders, one-fifth of the total number of options granted vested immediately at an exercise price of $6.00 per share. With respect to the remaining options, one-fifth of the total number of options granted will vest on each January 2nd of the years 1997 through 2000 at an exercise price at each of said dates which is $1.00 greater than the prior year's exercise price (i.e., $7.00 on January 2, 1997, $8.00 on January 2, 1998, $9.00 on
    January 2, 1999 and $10.00 on January 2, 2000).

     Except as disclosed above, no other grants of stock options were made in the fiscal year ended December 31, 1996 to any of the Named Officers. No stock options were exercised by any of the Named Officers during the fiscal year ended December 31, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                    Value of
                                                                   Unexercised
                                Number of Securities              In-the-Money
                               Underlying Unexercised             Options/SARs
                                    Options/SARs                    at Fiscal
                               at Fiscal Year-End (#)             Year-End ($)
Name                          Exercisable/Unexercisable      Exercisable/Unexercisable
----                         ----------------------------   ---------------------------
George V. Flagg  .........       52,000/208,000(2)             $442,000/$1,248,000
James L. Boehme  .........       39,000/156,000(2)              $331,500/$936,000
Glenn C. Riker   .........       6,427/12,427(1)(2)              $5,000/$20,000
Lawrence R. Irving  ......        5,000/20,000(2)               $30,000/$120,000


------------
(1) Options were granted pursuant to the Executive Plan.

(2) Options were granted pursuant to the 1996 Plan.

                             EMPLOYMENT AGREEMENTS

     Mr. Flagg is employed by the Company pursuant to an employment agreement dated January 8, 1996, which expires on December 31, 1997, but continues year-to-year thereafter unless terminated in accordance with its terms. Mr. Flagg's employment agreement provides for an annual base salary of no less than $200,000. Mr. Boehme is employed by the Company pursuant to an employment agreement dated January 8, 1996, which expires on December 31, 1997, but continues year-to-year thereafter unless terminated in accordance with its terms. Mr. Boehme's employment agreement provides for an annual base salary of no less than $150,000. Mr. Irving is employed by the Company pursuant to an employment agreement dated May 13, 1996, which expires on May 31, 1998, but continues year-to-year thereafter unless terminated in accordance with its terms. Mr. Irving's employment agreement provides for an annual base salary of no less than $105,000. Mr. Stern is employed by the Company pursuant to an employment agreement dated as of December 2, 1996, which expires on December 1, 1998, but continues year-to-year thereafter unless terminated in accordance with its terms. Mr. Stern's employment agreement provides for an annual base salary of no less than $140, 000. The salaries provided under all of these employment agreements may be increased at the discretion of the Board of Directors or the Compensation Committee thereof. Under the terms of Messrs. Flagg's, Boehme's, Irving's and Stern's respective employment agreements, options were granted to purchase shares of Common Stock under the 1996 Plan (260,000 shares in the case of Mr. Flagg, 195,000 shares in the case of Mr. Boehme and 25,000 shares each in the case of Messrs. Irving and Stern). Messrs. Flagg, Boehme, Irving and Stern are also provided with certain other benefits and perquisites pursuant to their respective employment agreements. Upon termination of employment with the Company, Messrs. Flagg, Boehme, Irving and Stern are each subject to a non-compete period of six months.

     In accordance with Messrs. Flagg's, Boehme's, Irving's and Stern's respective employment agreements, upon a termination of employment by the Company for reasons other than (i) "Cause," (ii) "Disability" (each as defined in such employment agreements), or (iii) death, or adjudicated incompetency, the Company will be obligated to pay to each of Messrs. Flagg, Boehme, Irving and Stern the greater of 12 months' base salary or base salary for the balance of the remaining term of the respective employment agreement, and to maintain certain benefits. Upon termination of employment by the Company within 12 months of a "Change-of-Control Event" (as defined below), Messrs. Flagg, Boehme, Irving and Stern shall each be entitled to receive their respective base salaries and certain other benefits for an additional period of 12 months. As defined in Messrs. Flagg's, Boehme's, Irving's and Stern's respective employment agreements, a "Change-of-Control Event" means the consummation of (i) a proxy contest for control of the Board of Directors resulting in the person or entity or group of affiliated persons or entities (collectively, a "Control Group") initiating such proxy contest electing a majority of the members of the Board of Directors; (ii) the purchase by a Control Group of the Common Stock or other securities of the Company which, when aggregated with any other securities of the Company then held by such Control Group, gives such Control Group "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange
Act) of securities representing more than 50% of the combined voting power of the Company; or (iii) any such transaction that the Board of Directors shall have favorably recommended to stockholders of the Company at any time prior to its consummation, and such recommendation shall not have been withdrawn.

     Mr. Riker was employed by the Company pursuant to an employment agreement dated October 12, 1994, which expired on December 31, 1996, and which provided for an annual base salary of $91,260. The Company and Mr. Riker have agreed to enter into a new employment agreement on terms substantially similar to those set forth in the employment agreements of Messrs. Flagg, Boehme, Irving and Stern. It is anticipated that Mr. Riker's employment agreement will provide for an annual base salary of no less than $100,000.

     Upon the occurrence of a "Change-of-Control Event," the Company's maximum aggregate salary payment obligation would be $1,435,000. Such amount is calculated by combining the 1997 base salaries of each of Messrs. Flagg, Boehme, Irving, Stern and Mr. Riker (assuming a new employment agreement is entered into) for a period of 24 months.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended December 31, 1996, the Compensation Committee of the Board of directors consisted of Messrs. Besuchet, Carroll, Lyons (Chairman), Palmer and Spier (a former director who resigned on September 30, 1996). On December 5, 1996, immediately following the 1996 Annual Meeting of Stockholders of the Company at which Messrs. Flagg, Glenn and Palmer were re-elected as directors, the Compensation Committee was reconstituted and currently consists of Messrs. Busuchet, Carroll (Chairman), Mitchell and Palmer. None of these individuals has ever served as an officer or an employee of the Company (other than by reason of the officer status conferred upon the Chairman of the Board of Directors pursuant to the By-Laws). In addition, no executive officer of the Company has ever served as (i) a member of the compensation committee or equivalent of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee or equivalent of another entity, one of whose executive officers served as a director of the Company.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The Compensation Committee establishes compensation policies and practices for the Company, outlines objectives for the Company's executive officers and sets the compensation of the executive officers, certain highly compensated employees and the Board of Directors. Additionally, the Compensation Committee is charged with the administration of the Company's employee benefit plans, including stock option plans.

General Policies Regarding Compensation of Executive Officers

     The Company's executive compensation policies are designed to attract and retain superior management and professional talent, to motivate those individuals to maximize shareholder value, and to reward those individuals with increases in base salary, bonuses when performance objectives are achieved, and appropriate stock options. Together these components link each executive's compensation directly to individual and Company performance. The initial base salary and terms of bonuses for certain executive officers are contained in the employment agreements described under the caption "Employment Agreements."

Salary. Individual base salaries reflect the level of responsibility, the experience and training required, and the executive's ability to contribute to the Company's success. Salaries are reviewed at least annually and are increased on the recommendation of the Chief Executive Officer to the Compensation Committee, which is empowered to take final action. The base salaries specified in each executive's employment agreement may from time to time be adjusted, subject to the minimum salary levels specified therein.

Bonuses. In 1996, the Company established the 1996 Incentive Compensation Plan (the "Incentive Plan") which is designed to reward executive officers and certain other employees for exceptional performance. The actual awards under the Incentive Plan are recommended by a senior management committee, including the Chief Executive Officer, and approved by the Compensation Committee. The bonus opportunity for eligible participants is based on their level of responsibility, their performance and the performance by the Company. Bonus awards for eligible participants range from 15% to 50% of their base salaries. In fiscal year ended December 31, 1996, actual awards granted to the Named Officers under the Incentive Plan ranged from 0% to 19% of base salary.

     In addition to bonus payments under the Incentive Plan, the Chief Executive Officer may from time to time recommend, subject to the Compensation Committee's approval, additional discretionary bonus payments to certain executive officers based on exceptional individual performance and unique contributions to the Company.

Stock Options. The Compensation Committee believes that continued use of stock options is an effective mechanism for long-term incentive compensation of executive officers and certain other employees. Such compensation, the Compensation Committee believes, effectively links the actions of these officers and employees to the interests of stockholders and is critical to the Company's remaining competitive in its compensation practices. Accordingly, the Company adopted the 1996 Plan described herein. As a result of stockholder approval of the 1996 Plan in December 1996, no further grants will be made under the Executive Plan.

Compensation Limitations. In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals. The Company's compen-sation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation Committee believes that the compensation paid by the Company in the fiscal year ended December 31, 1996 will not result in any material loss of tax deductions for the Company.

Compensation of the Chief Executive Officer

     Mr. Flagg's annual base salary of $200,000 for the fiscal year ended December 31, 1996 was determined by the terms of his employment agreement, dated January 8, 1996. The Compensation Committee believes that the compensation earned by Mr. Flagg in 1996 pursuant to his employment agreement was appropriate in light of Mr. Flagg's substantial contribution to improving the efficiency of the Company's operations and his efforts toward positioning the Company's business for future growth. Among other things, Mr. Flagg's contribution and efforts were instrumental in effecting an over 10% reduction in selling, general and administration expenses of the Company in 1996 as compared to 1995, securing a new, two-year, $25 million credit facility for the Company, initiating and implementing a strategic acquisition strategy, enhancing and expanding the Company's national accounts program and promoting and executing the Company's public offering of Common Stock in September 1996.

Members of the Compensation Committee


Pierre Besuchet
Daniel T. Carroll (Chairman)
David J. Mitchell
Edward L. Palmer

                              PERFORMANCE GRAPH(1)

     The Company's Common Stock traded on the London Stock Exchange from 1984 through March 24, 1995. From March 27, 1995 through September 20, 1996, the Common Stock traded on the Nasdaq SmallCap Market. Since September 23, 1996, the Common Stock has traded on the Nasdaq National Market.

     The graph below compares the cumulative total shareholder return on the Common Stock since March 27, 1995 (the date the Common Stock began trading on Nasdaq SmallCap Market) through December 31, 1997, with the cumulative stockholder return of (a) the total return on the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and (b) a "Peer Group Index." Total return values were calculated based on the assumption of $100 invested and on cumulative total return values assuming reinvestment of dividends. The Peer Group is based on a selection of companies operating in the security alarm monitoring industry and is comprised of Protection One, Inc., ADT Limited, Borg-Warner Security, and Response USA, Inc. The Peer Group Index weighs the constituent companies' stock performance on the basis of market capitalization measured on March 27, 1995. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
     AMONG HOLMES PROTECTION GROUP, INC., CRSP TOTAL RETURN INDEX FOR
        THE NASDAQ STOCK MARKET (U.S. COMPANIES) AND A PEER GROUP INDEX
                                 (in dollars)

Produced by the Center for Research in Security Prices
Produced on 04/14/97 including data to 12/31/96

 $250|--------------------------------------------------------------*---|
 $240|------------------------------------------------------------------|
 $230|------------------------------------------------------------------|
 $220|------------------------------------------------------------------|
 $210|------------------------------------------------------------------|
 $200|------------------------------------------------------------------|
 $190|------------------------------------------------------------------|
 $180|--------------------------------------------------------------#---|
 $170|------------------------------------------------------------------|
 $160|--------------------------------------------------------------&---|
 $150|------------------------------------------------------------------|
 $140|------------------------------------------------------------------|
 $130|------------------------------------------------------------------|
 $120|-----------------------------------------------#-&----------------|
 $110|------------------------------------------------------------------|
 $100|---------------------------#-------#------------------------------|
  $90|----------------#----------&--------&-----------------------------|
  $80|-----#-----------&------------------------------------------------|
  $70|----&--------------------------------------------*----------------|
  $60|----|----------|---------|-----------|-----------|-----------|----|
       12/31/91   12/31/92  12/31/93   12/30/94    12/29/95   12/31/96


--------------------------------------------------------------------------------------------------------
                                     LEGEND

Symbol   CRSP Total Returns Index for:      12/31/91  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
------  ------------------------------      --------  --------   -------   -------  --------  --------
 *=      Homes Protection Group, Inc.                                                  72.3     246.8
 &=      Nasdaq Stock Market (US Companies)   69.8       81.2     93.2      91.1      128.8     158.4
 #=      Self Determined Peer Group           78.4       88.7     95.4      94.5      132.3     185.6


Companies in the Self-Determined Peer Group
            A D T LTD                         BORG WARNER SECURITY CORP
            PROTECTION ONE INC                RESPONSE USA INC

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, it is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 03/27/95.
------------------------------------------------------------------------------------------------------------------------------

------------
(1) The materials contained in this report and under the caption "Performance Graph are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation provision contained therein.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994, Mr. William Spier, a former director of the Company who resigned on September 30, 1996, entered into an agreement with PremiTech Corporation ("PremiTech"), which is a limited partner of HP Partners, to acquire PremiTech's limited partnership interest for approximately $2,000,000, at the option of PremiTech, in the event that PremiTech did not enter into an agreement for the provision of information technology services to the Company. Such information technology agreement was subsequently executed on April 4, 1995, thereby terminating PremiTech's option to sell its interest in HP Partners to Mr. Spier.

     Pursuant to HP Partners' partnership agreement, Mr. Lyons has an arrangement to participate in any economic benefit which Mr. Spier obtains as a result of Mr. Spier's shareholding interest in such general partner.

     On December 5, 1995, each of Messrs. Hauser, Lyons, Mitchell and Spier were granted options under the 1996 Plan, subject to stockholder approval of the 1996 Plan, to purchase 15,000, 60,000, 30,000 and 15,000 shares of Common Stock, respectively, at an exercise price of $5.56 per share. Such grants were made in recognition of the extraordinary services that each of these individuals provided to the Company in connection with the management transition and reorganization that occurred during 1995. The 1996 Plan was approved by stockholders in December 1996 at the Company's 1996 Annual Meeting of Stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1996 is being mailed to stockholders with this proxy statement.

                  DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1997

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's offices at 440 Ninth Avenue, New York, New York 10001-1695, Attention: Secretary, no later than 120 days prior to April 30, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.


THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, HOLMES PROTECTION GROUP, INC., 440 NINTH AVENUE, NEW YORK, NEW YORK 10001-1695.

                         Holmes Protection Group, Inc.

                 Annual Meeting of Stockholders - May 22, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Holmes Protection Group, Inc. (the "Company") hereby constitutes and appoints Dennis M. Stern and Lawrence R. Irving, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036, on Thursday, May 22, 1997, at 10:00 a.m., local time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSAL 2.


            (Continued and to be signed and dated on the other side)




------------------------------------------------------------------------------
                                                          Please mark  [X]
                                                           your votes
                                                            as this
                                                            example


The Directors recommend a vote FOR the Nominees listed in Proposal 1 and FOR Proposal 2.

1. ELECTION OF DIRECTORS.

 Mark S. Hauser, William P. Lyons,
 David Jan Mitchell

  FOR all nominees listed                         WITHHOLD AUTHORITY to
  (except as marked to the                        vote for all nominees listed
  contrary, See Instructions Below)

          [  ]                                              [  ]

INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

 2. Proposal to ratify the appointment
    of Arthur Andersen LLP as
    independent accountants.

  FOR      AGAINST    ABSTAIN

  [ ]        [ ]       [ ]


                          The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

                          Dated_________________________________________ , 1997

                          Signature(s)_________________________________________

                          Signatures___________________________________________

 Please sign exactly as your name appears and return this proxy immediately in the enclosed self-addressed envelope.